EXHIBIT 23

                             CONSENT OF ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statements of MSB Financial, Inc.'s (the "Company's") Recognition and Retention Plan (File No. 333-2234), 1995 Stock Option and Incentive Plan (File No. 333-2232) and 1997 Stock Option and Incentive Plan (File No. 333-71837) on Form S-8 of our report, dated July 23, 1999, on the consolidated financial statements incorporated by reference in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999.







                                    /s/ Crowe, Chizek and Company LLP





Grand Rapids, Michigan
September 24, 1999